Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
AGILENT TECHNOLOGIES, INC.

Article I
CORPORATE OFFICES

Registered Office

.  The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation.

Other Offices

.  The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

Article II
MEETINGS OF STOCKHOLDERS

Place of Meetings

.  Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors.  In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

Annual Meeting

.

(a)The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  At the meeting, directors shall be elected, and any other proper business may be transacted.

(b)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder.  For nominations or other business to be properly brought before a stockholders’ meeting by a stockholder pursuant to clause (C) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely for purposes of advance notice requirements, a compliant notice of a stockholder proposal and/or director nomination must be delivered to the secretary at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the corporation’s proxy statement was released to stockholders for the preceding year’s annual meeting.  In no event shall the public announcement of an adjournment or postponement of a stockholders’ meeting (or such adjournment or postponement) commence a new time period for the giving of a stockholder’s notice as described above.  A stockholder’s notice to the secretary shall set forth the information required by paragraph (g) of this Section 2.2.  Notwithstanding anything in these Amended and Restated Bylaws (the “Bylaws”) to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b).  The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) (and, as applicable with respect to a Proxy Access Notice, paragraph (f) of this Section 2.2) shall be eligible for election as directors.

(i)Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c) (and, as applicable with respect to a Proxy Access Notice, paragraph (f) of this Section 2.2).  Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2.2.  Such stockholder’s notice shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director and as to such stockholder giving notice, the information required to be provided pursuant to paragraph (g) of this Section 2.2.  At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c).  The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(ii)To be eligible to be a nominee of any stockholder for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.2 of these Bylaws) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualifications of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided to the requesting stockholder by the secretary following written request), and a written representation and agreement (in the form provided by the secretary to the requesting stockholder following written request) that such individual:

(A)(1) is not and will not become a party to:  (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, and (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein;

(B)agrees to promptly provide to the corporation such other information as the corporation may reasonably request;

(C)in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time.

(d)Subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and paragraph (f) of this Section 2.2, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or directors or any other business proposal, statement or communication.

(e)Notwithstanding any other provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f)Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.

(i)Subject to the terms and conditions set forth in these Bylaws, the corporation shall include in its proxy statement for an annual meeting of stockholders held after the 2020 annual meeting of the stockholders the name, together with the Required Information (as defined below), of qualifying person(s) nominated for election (the “Stockholder Nominee”) to the board of directors by an eligible stockholder or eligible group of stockholders that satisfy the requirements of this paragraph (f) of Section 2.2, including qualifying as an Eligible Stockholder (as defined in subsection (v) below) and that expressly elects at the time of providing the written notice required by this paragraph (f) of Section 2.2 (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this paragraph (f) of Section 2.2.  For the purposes of this Section 2.2(f):

(A)“Constituent Holder” shall mean any stockholder, fund included within a Qualifying Fund (as defined in subsection (v) below) or beneficial holder whose stock ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares (as defined in subsection (v) below) or qualifying as an Eligible Stockholder (as defined in subsection (v) below); and

(B)a stockholder (including any Constituent Holder) shall be deemed to “own”  only those outstanding shares of voting stock as to which the stockholder (or such Constituent Holder) itself possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.  The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliates’) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliates).  For purposes of this Section 2.2(f), a stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares.  For purposes of this Section 2.2(f), a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the power to recall such shares on no greater than five (5) business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder; provided, that in the case of loaned shares, such shares are recalled either (i) no later than the final date when a Proxy Access Notice pursuant to this Section 2.2(f) may be timely delivered to the secretary or (ii) upon the request of the corporation following the corporation’s indication to the Eligible Stockholder that its nominee(s) will be included in the corporation’s proxy statement subject to the terms herein; provided that, in either such case where the shares are recalled in accordance with the foregoing, such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(ii)For purposes of this Section 2.2, the “Required Information” that the corporation will include in its proxy statement is:  (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under Regulation 14A under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (f)(vii) below).  The corporation shall also include the name of the Stockholder Nominee in its proxy card.  For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the corporation with respect to the foregoing.

(iii)To be timely, a stockholder’s Proxy Access Notice must be delivered to the secretary at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the corporation’s proxy statement was released to stockholders for the preceding year’s annual meeting.  In no event shall the public announcement of an adjournment or postponement of a stockholders’ meeting (or such adjournment or postponement) commence a new time period for the giving of a Proxy Access Notice.

(iv)The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this paragraph (f) of Section 2.2 but either are subsequently withdrawn or that the board of directors decides to nominate as board of directors’ nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this paragraph (f) of Section 2.2 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number available for proxy access candidates shall be reduced by:

(A)the number of such director candidates for which the corporation shall have received one or more valid stockholder notices nominating director candidates pursuant to paragraph (c) of this Section 2.2 (but not this paragraph (f)) of these By-laws;

(B)the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (B) who at the time of such annual meeting will have served as a director continuously, as a nominee of the board of directors, for at least two (2) terms; and

(C)the number of directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting for whom access to the corporation’s proxy materials was previously provided pursuant to this paragraph (f) of this Section 2.2, other than any such director referred to in this clause (C) who at the time of such annual meeting will have served as a director continuously, as a nominee of the board of directors, for at least two (2) terms;

provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the corporation and in the event the board of directors resolves to reduce the size of the board of directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy statement pursuant to this paragraph (f) of Section 2.2 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement and include such specified rank in its Proxy Access Notice.  If the number of Stockholder Nominees pursuant to this paragraph (f) of Section 2.2 for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v)An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this paragraph (f) of Section 2.2, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the voting stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting; provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20).  Two or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (f)(v); provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this paragraph (f) of Section 2.2.  No shares may be attributed to more than one group constituting an Eligible Stockholder under this paragraph (f) of Section 2.2 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder).  A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (f)(v), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings.  For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if, and only if, the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(vi)No later than the final date when a Proxy Access Notice pursuant to this paragraph (f) of Section 2.2 may be timely delivered to the secretary, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the secretary:

(A)with respect to each Constituent Holder, the name and address of, and number of shares of voting stock owned by, such person;

(B)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(1)within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(2)immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(C)the information contemplated by paragraphs (g)(i), (iii) and (iv) of this Section 2.2 of these Bylaws (with references to a “stockholder” therein to include such Eligible Stockholder (including each Constituent Holder));

(D)a representation that such person:

(1)acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not have any such intent;

(2)has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this paragraph (f) Section 2.2;

(3)has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors;

(4)will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(5)will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this paragraph (f) of Section 2.2;

(E)in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(F)an undertaking that such person agrees to:

(1)assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder (including such person) provided to the corporation;

(2)promptly provide to the corporation such other information as the corporation may reasonably request; and

(3)file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this paragraph (f) of Section 2.2 may be delivered to the corporation, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the secretary documentation reasonably satisfactory to the board of directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.  In order to be considered timely, any information required by this paragraph (f) of Section 2.2 to be provided to the corporation must be supplemented (by delivery to the secretary):  (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting.  For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these Bylaws) available to the corporation relating to any defect.

(vii)The Eligible Stockholder may provide to the secretary, at the time the information required by this paragraph (f) of Section 2.2 is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”).  Notwithstanding anything to the contrary contained in this paragraph (f) of Section 2.2, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(viii)No later than the final date when a nomination pursuant to this paragraph (f) of Section 2.2 may be delivered to the corporation, each Stockholder Nominee must:

(A)provide the completed and signed questionnaire, representation and agreement required by Section 2.2(c) of these Bylaws;

(B)provide an executed agreement, in a form deemed satisfactory by the board of directors or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the corporation) as a nominee and intends to serve as a director of the corporation for the entire term if elected;

(C)complete, sign and submit all questionnaires, representations and agreements required by these Bylaws or of the corporation’s directors generally; and

(D)provide such additional information as necessary to permit the board of directors to determine:  (a) if any of the matters referred to in paragraph (f)(x) below apply; (b) if such Stockholder Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s Corporate Governance Guidelines; or (c) is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these Bylaws) available to the corporation relating to any such defect.

(ix)Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting or (2) does not receive votes cast in favor of the Stockholder Nominee’s election of at least twenty (20) percent of the shares represented in person or by proxy at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this paragraph (f) of Section 2.2 for the next two (2) annual meetings.  Any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this paragraph (f) of Section 2.2 or any other provision of these

Bylaws, the Articles of Incorporation or any applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(x)The corporation shall not be required to include, pursuant to this paragraph (f) of Section 2.2, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the corporation:

(A)who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors;

(B)whose service as a member of the board of directors would violate or cause the corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule or regulation;

(C)who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(D)if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this paragraph (f) of Section 2.2 or any agreement, representation or undertaking required by this paragraph; or

(E)if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Clauses (A), (B), and (C) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (D), will result in the exclusion from the proxy materials pursuant to this paragraph (f) of Section 2.2 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (E) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (D) will result in the voting stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this paragraph (f) of Section 2.2 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

(g)Disclosure Requirements.  To be in proper form, a stockholder’s notice pursuant to this Section 2.2 must include the following, as applicable:

(i)As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth:  (A) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (B) (1) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (8) any equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (9) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (C) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and (D) any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)If the notice includes any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in subsection (i) above, also set forth:  (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these Bylaws, the text of the proposed amendment); and (C) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(iii)As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors, a stockholder’s notice must, in addition to the matters set forth in subsection (i) above, also set forth:  (A) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and written statement of intent to serve as a director for the full term if elected); (B) if directors are to be elected at such meeting for terms ending at different annual meetings, the annual meeting at which the term for which such person is being nominated ends; and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule, and the nominee were a director or executive officer of such registrant; and

(iv)With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors, a stockholder’s notice must, in addition to the matters set forth in subsections (i) and (iii) above, also include the completed and signed questionnaire, representation, agreement required by Section 2.2(c) of these Bylaws.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including, without limitation, this Section 2.2, shall be eligible for election as directors.

(h)In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than ten (10) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.  The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

Special Meeting

.  A special meeting of the stockholders may be called at any time by the board of directors or the chairman of the board.  In addition, prior to the Trigger Date (as defined in the Certificate of Incorporation), the corporation will call a special meeting of stockholders promptly upon request by Hewlett-Packard Company, a Delaware corporation, so long as such entity is a stockholder of the corporation.  Special meetings of the stockholders may not be called by any other person or persons.  Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.  Subject to Section 2.2 of these Bylaws, in the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors and at which stockholders may nominate candidates for election at such meeting, a stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.2(c)(ii) of these Bylaws), and timely updates and supplements thereof in accordance with 2.2(h) of these Bylaws, in each case in proper form (including the disclosures required by Section 2.2(c) and 2.2(g) of these Bylaws), in writing, to the secretary. To be so timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Organization

.  Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence, or in the absence of the foregoing persons by a chairman of the meeting, which chairman must be an officer or director of the corporation, designated by the board of directors.  The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.  Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Notice of Stockholders’ Meetings

.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting.  The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action).  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

Manner of Giving Notice; Affidavit of Notice

.

(a)Notice of any meeting of stockholders shall be given personally or by mail or, to the extent and in the manner permitted by applicable law, by electronic transmission.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation, or, if a stockholder shall have filed with the secretary of the corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address.

(b)For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the corporation’s giving notice by that particular form of electronic transmission.  A stockholder may revoke consent to receive notice by electronic transmission by written notice to the corporation.  A stockholder’s consent to notice by electronic transmission shall be deemed revoked if the corporation is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or an assistant secretary of the corporation, or to the transfer agent or other person responsible for the giving of notice.

(c)Notices are deemed given (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (iv) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.  An affidavit of the secretary or an assistant secretary, or of the transfer agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list.  A waiver of notice may be given by electronic transmission.

(e)Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 2.6, shall be deemed to have consented to receiving such single written notice.

Quorum

.  The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock, present in person or represented by proxy shall have power to adjourn the meeting in accordance with Section 2.8 of these Bylaws.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

Adjourned Meeting; Notice

.  In addition to, for the avoidance of doubt, the power of the chairman (as referred to in Section 2.4 of these Bylaws) of the applicable stockholders’ meeting, annual or special, to adjourn such a meeting from time to time, whether or not a quorum is present, any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy.  In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these Bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken.  However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given.  Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these Bylaws.  At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Voting

.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners, and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

Validation of Meetings; Waiver of Notice; Consent

.  The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereto, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice.  Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

No Stockholder Action by Written Consent

.  Effective as of the Trigger Date, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Record Date for Stockholder Notice; Voting; Giving Consents

.  For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.

If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

The record date for any other purpose shall be as provided in Section 8.1 of these Bylaws.

Proxies

.  Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy filed with the secretary of the corporation.  A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.  No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the corporation.

A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

Inspectors of Election

.  Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment.  The number of inspectors shall be either one (1) or three (3).  If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall have such duties as prescribed by applicable law or as assigned.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Article III
DIRECTORS

Powers

.  Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Number

.  The authorized number of directors shall be fixed and may be changed from time to time by resolution of the board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Election and Term of Office of Directors

.  Except as provided in the Certificate of Incorporation or Section 3.4 of these Bylaws, directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, with each class to hold office until its successor is duly elected and qualified.  At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor shall have been elected and qualified or until such person’s earlier resignation or removal.  Each director, including a director elected or appointed to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Except as provided in Section 3.4 of these Bylaws, each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director.  The votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election.  If an incumbent director is not elected due to a failure to receive a majority of the votes cast as described above and his or her successor is not otherwise elected and qualified, the director shall offer to tender his or her resignation to the board of directors promptly following the certification of the stockholder vote.  The Nominating/
Corporate Governance Committee will consider the offer to resign and make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken.  The board of directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  Any director who tenders his or her offer to resign shall not participate in either the Nominating/Corporate Governance Committee’s or board of directors’ consideration or other actions regarding whether to accept the resignation offer.  However, if each member of the Nominating/Corporate Governance Committee failed to receive a majority of the votes cast at the same election, then the independent directors who did receive a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation offers and recommend to the board of directors whether to accept them.  However, if the only directors who received a majority of the votes cast in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

If an incumbent director offers to resign pursuant to the foregoing paragraph and the resignation offer is not accepted by the board of directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a director’s resignation is accepted by the board of directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.4 hereof or may decrease the size of the board of directors pursuant to the provisions of Section 3.2 hereof.

Except as otherwise provided in the foregoing two paragraphs, each director, including a director elected or appointed to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Directors need not be stockholders unless so required by the Certificate of Incorporation or by these Bylaws; wherein other qualifications for directors may be prescribed.  Election of directors need not be by written ballot unless so required by the Certificate of Incorporation or by these Bylaws; wherein other qualifications for directors may be prescribed.

Resignation and Vacancies

.  Any director may resign effective on giving written notice to the chairman of the board, the chief executive officer, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(a)Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Each director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until a successor has been elected and qualified.

(b)Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders solely for he purpose of electing directors in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

Removal

.  Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire board of directors may be removed from office only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

Place of Meetings; Meetings by Telephone

.  Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

Regular Meetings

.  Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

Special Meetings; Notice

.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the vice chairman of the board, the chief executive officer, the president, the chairman of the executive committee, any vice president or the secretary or by any two (2) or more of the directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by mail, facsimile, electronic mail, posting on an electronic network or other electronic or wireless means to the extent and in the manner permitted by applicable law, charges prepaid, addressed to each director at that director’s address, facsimile number, electronic mail address or other electronic address, as the case may be, as it is shown on the records of the corporation or if the address is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of directors are regularly held.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone, facsimile, electronic mail, posting on an electronic network or other electronic or wireless means, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  If the meeting is to be held at the principal executive office of the corporation, the notice need not specify the place of the meeting.  Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Quorum

.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to fill vacancies in the board of directors as provided in Section 3.4 and to adjourn as provided in Section 3.11 of these Bylaws.  Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Certificate of Incorporation and applicable law.

Waiver of Notice

.  Notice of a meeting need not be given to any director (i) who waives notice of the meeting in writing or by electronic transmission, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors.  The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice.  All such waivers shall be filed with the corporate records or made part of the minutes of the meeting.  A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

Adjournment

.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Notice of Adjournment

.  Notice of the time and place of holding an adjourned meeting need not be given if announced unless the meeting is adjourned for more than twenty-four (24) hours.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

Board Action by Written Consent Without a Meeting

.  Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board of directors individually or collectively consent thereto in writing, or by electronic transmission to that action.  Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors.  Such consent, whether in writing or by electronic transmission, and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

Organization

.  Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by the chairman of the executive committee, if any, or in his or her absence by the chief executive officer, if any, or in his or her absence by the president, if any, or in his or her absence by the executive vice president.  In the absence of all such directors, a president pro tem chosen by a majority of the directors present shall preside at the meeting.  The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Fees and Compensation of Directors

.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors.  This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Article IV
COMMITTEES

Committees of Directors

.  The board of directors may designate one (1) or more committees, each consisting of one or more directors, to serve at the pleasure of the board of directors.  The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders under the General Corporation Law of Delaware or (ii) adopt, amend or repeal any Bylaw of the corporation.

Meetings and Action of Committees

.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Committee Minutes

.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Executive Committee

.  In the event that the board of directors appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary shall not have been given by the board of directors, shall have and may exercise, during the intervals between the meetings of the board of directors, all the powers and authority of the board of directors in the management of the business and affairs of the corporation (except as provided in Section 4.1 hereof) in such manner as the executive committee may deem in the best interests of the corporation.

Article V
OFFICERS

Officers

.  The officers of this corporation shall consist of a chief executive officer, a president, one or more vice presidents, a secretary and a chief financial officer who shall be chosen by the board of directors and such other officers, including but not limited to a chairman of the board, a vice chairman of the board, a chairman of the executive committee and a treasurer as the board of directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the board of directors may prescribe.  Any two or more of such offices may be held by the same person.  The board of directors may designate one or more vice presidents as executive vice presidents or senior vice presidents.  The board of directors may from time to time designate the president or any executive vice president as the chief operating officer of the corporation.  Any vice president, treasurer or assistant treasurer, or assistant secretary respectively may exercise any of the powers of the chief executive officer, the president, the chief financial officer, or the secretary, respectively, as directed by the board of directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the board of directors.

Election of Officers

.  In addition to officers elected by the board of directors in accordance with Sections 5.1 and 5.3, the corporation may have one or more appointed vice presidents.  Such vice presidents may be appointed by the chairman of the board, the chief executive officer or the president and shall have such duties as may be established by the chairman, the chief executive officer or president.  Vice presidents appointed pursuant to this Section 5.2 may be removed in accordance with Section 5.4.

Terms of Office and Compensation

.  The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

Removal; Resignation of Officers and Vacancies

.  Any officer of the corporation may be removed at the pleasure of the board of directors at any meeting or, except in the case of an officer chosen by the board of directors, at the pleasure of any officer who may be granted such power by a resolution of the board of directors.  Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  If any vacancy occurs in any office of the corporation, the board of directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

Chairman of the Board

.  The chairman of the board, if such an officer be elected, shall have general supervision, direction and control of the corporation’s business and its officers, and, if present, preside at meetings of the stockholders and the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws.  The chairman of the board shall report to the board of directors.

Vice Chairman of the Board

.  The vice chairman of the board of directors, if there shall be one, shall, in the case of the absence, disability or death of the chairman, exercise all the powers and perform all the duties of the chairman of the board.  The vice chairman shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

Chairman of Executive Committee

.  The chairman of the executive committee, if there be one, shall have the power to call meetings of the board of directors to be held subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chairman of the executive committee shall deem proper.  The chairman of the executive committee shall have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

Chief Executive Officer; President

.

(a)The powers and duties of the chief executive officer are:

(i)To call meetings of the board of directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chief executive officer shall deem proper.

(ii)To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the chief executive officer, should be executed on behalf of the corporation.

(iii)To have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

(b)The powers and duties of the president are:

(i)To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the president, should be executed on behalf of the corporation.

(ii)To have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

Vice Presidents

.  In case of the absence, disability or death of the president, the elected vice president, or one of the elected vice presidents, shall exercise all the powers and perform all the duties of the president.  If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the board of directors.  The elected vice president or elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

Vice presidents appointed pursuant to Section 5.2 shall have such powers and duties as may be fixed by the chairman, chief executive officer or president, except that such appointed vice presidents may not exercise the powers and duties of the chief executive officer or president.

Secretary

. The powers and duties of the secretary are:

(a)To keep a book of minutes at the principal office of the corporation, or such other place as the board of directors may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b)To keep the seal of the corporation and affix the same to all instruments which may require it.

(c)To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d)To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e)To transfer upon the share books of the corporation any and all shares of the corporation upon the surrender of a properly endorsed certificate or certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law); provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 8.5 hereof.

(f)To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone.  In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.

(g)Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the board of directors.

Chief Financial Officer

.  The powers and duties of the chief financial officer are:

(a)To supervise the corporate-wide treasury functions and financial reporting to external bodies.

(b)To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer’s discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the board of directors.

(c)To receive or cause to be received, and to give or cause to be given, receipts and acquitances for monies paid in for the account of the corporation.

(d)To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.

(e)To render to the chief executive officer and to the board of directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(f)Generally to do and perform all such duties as pertain to the office of chief financial officer and as may be required by the board of directors.

Article VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER AGENTS

Indemnification of Directors and Officers

.  The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), arising by reason of the fact that such person is or was a director or officer of the corporation; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that, subject to Section 6.5 hereof the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the board of directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law of Delaware or (iv) such indemnification is required to be made pursuant to an individual contract.  For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Indemnification of Others

.  The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the corporation.  For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Insurance

.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

Expenses

.  The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of such person to repay said amounts advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) the proceeding was authorized in advance by the board of directors of the corporation or (ii) such advancement of expenses is required to be made pursuant to an individual contract.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.6 or required to be made pursuant to an individual contract, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to the proceeding, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of the corporation.

Claims

.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within forty-five (45) days after a written claim therefor has been received by the corporation, the director or officer may file suit to recover the unpaid amount of such claim and, if successful, in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.

Non-Exclusivity of Rights

.  The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

Other Sources

.  The corporation’s obligation, if any, to indemnify or to advance expenses to any person so entitled pursuant to this Article VI who was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

Survival of Rights

.  The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Amendments

.  Any repeal or modification of this Bylaw shall only be prospective and shall not adversely affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

Article VII
RECORDS AND REPORTS

Maintenance and Inspection of Records

.  The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

Inspection by Director

.  Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

Representation of Shares of Other Corporations

.  The chief executive officer, president or any other officer of this corporation authorized by the board of directors is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other equity securities of any other entity or entities standing in the name of this corporation.  The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article VIII
GENERAL MATTERS

Record Date for Purposes Other than Notice and Voting

.  For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action.  In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Checks; Drafts; Evidences of Indebtedness

.  From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

Corporate Contracts and Instruments; How Executed

.  The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Fiscal Year

.  The fiscal year of this corporation shall begin on the first day of November of each year and end on the last day of October of the following year.

Stock Certificates

.  There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares; provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Every holder of shares of the corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the chief executive officer or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Special Designation on Certificates

.  If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 8.6 or Section 156, 202(a) or 218(a) of the General Corporation Law of Delaware or, with respect to this Section 8.6, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Lost Certificates

.  The corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.  The board of directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Construction; Definitions

.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Provisions Additional to Provisions of Law

.  All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Provisions Contrary to Provisions of Law

.  Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 8.9 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Notices

.  Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Article IX
AMENDMENTS

Subject to Section 6.9 hereof, the original or other bylaws of the corporation may be adopted, amended or repealed (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 2.2, 2.3, 2.5 or 2.11 of Article II of the Bylaws or with Section 3.2, 3.3, 3.4 or 3.5 of Article III of the Bylaws or this sentence, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and, provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the board of directors.  The fact that the power to amend these Bylaws has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place.  If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.